UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): January 20, 2008

BLUE EARTH SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-140438	26-1909139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13511 Granville Ave. Clermont, FL	34711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 729-0150

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATION

Item 1.01     Entry into a Material Definitive Agreement

On January 14, 2009, subsidiaries of Blue Earth Solutions, Inc., a Nevada corporation, entered into agreements to purchase two parcels of real property.  The details of the respective purchases are provided below.

Purchase of Georgia Property:

On January 14, 2009, Blue Earth Solutions Georgia, Inc., a Georgia corporation and a wholly owned subsidiary of the registrant, entered into an agreement (the “Georgia Agreement”) with Stanley Konter, Rose Konter, Natalie Sarnat, Jonathan Sarnat, Elissa Konter & Harris Konter to purchase the real property and improvements at 3428 Browns Mill Road, Atlanta, Georgia (the “Georgia Property”).  The purchase price for the Georgia Property is $1,270,000 and the purchase is scheduled to close upon the earlier of within fifteen business days following the funding of the Solid Waste Facilities Revenue Bonds closing or by February 28, 2009.  An earnest money deposit of $25,000 is due within five days and is refundable should the Atlanta Development Authority fail to issue the proposed Solid Waste Facilities Revenue Bonds and disburse authorized acquisition proceeds on or before the closing date.

Purchase of Tennessee Property:

On January 14, 2009, Blue Earth Solutions Tennessee, Inc., a Tennessee corporation and a wholly owned subsidiary of the registrant, entered into an agreement (the “Tennessee Agreement”) with The Guardian Life Insurance Company of America, a New York corporation, to purchase the real property and improvements at 4210 B.F. Goodrich Boulevard, Memphis, Tennessee (the “Tennessee Property”).  The purchase price for the Tennessee Property is $1,296,000 and the purchase is scheduled to close on or before February 28, 2009.  An earnest money deposit of $25,000 is due within five days and is refundable if the purchaser is unable to secure bond financing through the Industrial Development Board of the City of Memphis and County of Shelby, Tennessee.

The purchase of the Tennessee Property is expressly conditioned upon the approval of the seller’s board of directors, which approval will be granted or denied by February 22, 2009.  If approval is denied, then the seller will reimburse the buyer’s out of pocket costs of up to $10,000.

The foregoing summary descriptions of certain terms and conditions of the Georgia Agreement and the Tennessee Agreement are necessarily incomplete and are qualified in their entirety by the full terms of the respective contracts, copies of which are attached hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits

Exhibit Number	Description
10.1	Georgia Agreement
10.2	Tennessee Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Earth Solutions, Inc.

/s/ Patricia Cohen
Patricia Cohen
Chief Executive Officer